UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

REGENETP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

PolarityTE, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On August 18, 2023, Jacob Patterson, Chief Financial Officer of RegenETP, Inc. (formerly known as PolarityTE, Inc.), a Delaware corporation (the “Company”), informed the Company of his decision to resign effective immediately in order to pursue other opportunities.

Appointment of Director

On August 18, 2023, the Board of Directors (the “Board”) of the Company appointed Richard Hague, who currently serves as the Chief Executive Officer of the Company, to serve as a director effective immediately. Mr. Hague will continue to serve as Chief Executive Officer of the Company.

There are no arrangements or understandings between Mr. Hague and any other person pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Hague and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Hague and the Company.

Resignation of Directors

On August 18, 2023, Willie C. Bogan, Peter A. Cohen, and David Seaburg resigned as members of the Board effective immediately, including as a member of all Board committees of which they are a member. The resignations of such directors was not due to any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, or practices. At the time of their resignations, Mr. Bogan served on the Compensation Committee and the Nominating and Governance Committee (including as chairperson); and Mr. Cohen served on the Audit Committee and the Compensation Committee (including as chairperson) of the Board.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificate of Incorporation

On August 18, 2023, the Company filed a Certificate of Amendment (the “Certificate Amendment”) to the Third Restated Certificate of Incorporation of the Company reflecting the change of the Company’s name to “RegenETP, Inc.” The foregoing summary description of the Certificate Amendment is qualified in its entirety by reference to the full text of the Certificate Amendment, which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Amendment to Bylaws

On August 18, 2023, the Company adopted an Amendment to its Amended and Restated Bylaws (the “Bylaw Amendment”) to reflect the change of the Company’s name to “RegenETP, Inc.” The foregoing summary description of the Bylaw Amendment is qualified in its entirety by reference to the full text of the Bylaw Amendment, which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Third Restated Certificate of Incorporation of PolarityTE, Inc., dated as of August 18, 2023.
3.2	Amendment to the Amended and Restated Bylaws of PolarityTE, Inc., dated as of August 18, 2023
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: August 18, 2023	/s/ Richard Hague
Richard Hague
Chief Executive Officer